UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

6650 S. El Camino Road, Las Vegas, Nevada 89118

(Address of registrant’s principal executive office)

(702) 897-7150

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 15, 2016, Scientific Games Corporation (the “Company”) held its annual meeting of stockholders.

At the annual meeting, the Company’s stockholders: (1) elected all of the Company’s nominees for members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified; (2) approved the Scientific Games Corporation 2016 Employee Stock Purchase Plan, which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended; and (3) ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2016.  The proposals are further described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 29, 2016.

The voting results are as follows:

Proposal 1: Election of Directors

	For	Withheld	Broker Non-Votes
Ronald O. Perelman	63,641,584	1,760,829	6,987,761
M. Gavin Isaacs	63,878,254	1,524,159	6,987,761
Richard M. Haddrill	63,878,689	1,523,724	6,987,761
Peter A. Cohen	59,603,804	5,798,609	6,987,761
David L. Kennedy	62,689,439	2,712,974	6,987,761
Gerald J. Ford	59,719,620	5,682,793	6,987,761
Judge Gabrielle K. McDonald	64,894,344	508,069	6,987,761
Paul M. Meister	63,138,837	2,263,576	6,987,761
Michael J. Regan	58,836,959	6,565,454	6,987,761
Barry F. Schwartz	63,531,928	1,870,485	6,987,761
Frances F. Townsend	63,425,831	1,976,582	6,987,761

Proposal 2: Approval of the Scientific Games Corporation 2016 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
64,913,270	400,128	89,015	6,987,761

Proposal 3: Ratification of Appointment of Deloitte & Touche LLP

For	Against	Abstain
71,258,114	872,990	259,070

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Michael A. Quartieri
	Name:	Michael A. Quartieri
	Title:	Executive Vice President and Chief Financial Officer

Date: June 17, 2016